UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 31, 1997

COMMISSION           REGISTRANT, STATE OF INCORPORATION,       I.R.S. EMPLOYER
FILE NUMBER            ADDRESS AND TELEPHONE NUMBER           IDENTIFICATION NO.


1-1443               CENTRAL AND SOUTH WEST CORPORATION           51-0007707
                     (A Delaware Corporation)
                     1616 Woodall Rodgers Freeway
                     Dallas, TX 75202-1234
                     (214) 777-1000


0-346                CENTRAL POWER AND LIGHT COMPANY              74-0550600
                     (A Texas Corporation)
                     539 North Carancahua Street
                     Corpus Christi, TX 78401-2802
                     (512) 881-5300











          This Combined Form 8-K is separately filed by Central and South West Corporation and Central Power and Light Company. Information contained herein relating to an individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to the other company.




ITEM 5.  OTHER EVENTS

CENTRAL POWER AND LIGHT COMPANY (CPL) REGULATORY MATTERS

RECENT DEVELOPMENTS

         OVERVIEW
         On March 31, 1997, the Public Utility Commission of Texas (Texas Commission) issued its final order (Final Order) in CPL's Rate Review Docket No. 14965. The Texas Commission's Final Order lowers the annual retail rates of CPL by approximately $27 million, or approximately 3.5% in 1997, from CPL's existing rate level prior to CPL's May 1996 implementation of bonded rates. The Texas Commission also introduced a Glide Path Methodology whereby CPL's rates will be reduced by an additional $16 million in 1998 and another $16 million in 1999. As previously reported, CPL had originally sought to increase its annual retail base rates by $71 million in this rate proceeding.

         REVENUE REDUCTION
         There are numerous factors that contribute to the difference between the $71 million retail base rate increase that was originally requested by CPL and the Texas Commission's final order of a $27 million retail base rate reduction. These factors include the reduction of CPL's return on equity and the disallowance of certain costs and expenses.
         In its Final Order, the Texas Commission categorized $859 million of CPL's investment in the South Texas Project Nuclear Generating Station (STP) as Excess Cost Over Market (ECOM). The order reduced CPL's return on common equity on the ECOM portion of CPL's investment in STP to 7.96% as compared with the 10.9% return on common equity approved for all other invested capital. However, the Final Order also accelerated recovery of this investment.
         A preliminary reconciliation between CPL's original filing and the Texas Commission's Final Order and other information related to the order are attached as Exhibit 99.1 and was released to the financial community in a letter dated April 3, 1997.

         APPEAL OF CPL 1997 RATE ORDER AND ESTIMATED FINANCIAL IMPACT OF CPL RATE ORDER
         CPL intends to file a motion for rehearing and will take other legal steps, as appropriate, in response to the Texas Commission's Final Order. The financial impact of this final order is currently being analyzed. If the Texas Commission's Final Order is ultimately implemented, CPL and CSW could experience a material adverse effect on their results of operations.

         BACKGROUND
         For further information and earlier developments related to CPL's regulatory matters, reference is made to CSW's and CPL's 1996 Combined Annual Report on Form 10-K and Combined Current Report on Form 8-K dated March 31, 1997 and filed April 2, 1997.

         FORWARD LOOKING INFORMATION
         This report, the attached letter to the financial community, and other presentations made by CSW and CPL contain forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although CSW and CPL believe that, in making any such statements, its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to: the impact of general economic changes in the U.S.; the impact of deregulation on the U.S. electric utility business; increased competition and electric utility industry restructuring in the U.S.; federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW System assets; timing and adequacy of rate proceedings and relief; adverse changes in electric load and customer growth; climatic changes or unexpected changes in weather patterns; changing fuel prices, generating plant and distribution facility performance; and decommissioning costs associated with nuclear generating facilities.



SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature for each undersigned registrant shall be deemed to relate only to matters having reference to such registrant or its subsidiaries.




                                 CENTRAL AND SOUTH WEST CORPORATION


Date:  April 3, 1997

                                 By:  /S/ LAWRENCE B. CONNORS
                                          Lawrence B. Connors
                                              Controller



                                 CENTRAL POWER AND LIGHT COMPANY


Date:  April 3, 1997

                                 By:  /S/ R. RUSSELL DAVIS
                                          R. Russell Davis
                                              Controller